Exhibit 10.45

BURLINGTON HOLDINGS, INC.

2006 MANAGEMENT INCENTIVE PLAN

(AMENDED AND RESTATED MAY 1, 2013)

THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH HEREIN AND IN THE STOCKHOLDERS AGREEMENT AMONG BURLINGTON HOLDINGS, INC. AND CERTAIN INVESTORS AND MANAGERS, DATED AS OF FEBRUARY 14, 2013 (THE “STOCKHOLDERS AGREEMENT”). THIS OPTION AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION CONSTITUTE “MANAGEMENT SHARES” AS DEFINED THEREIN.

BURLINGTON HOLDINGS, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

This agreement evidences a stock option granted by Burlington Holdings, Inc., a Delaware corporation (the “Company”), to the undersigned (the “Employee”), pursuant to, and subject to the terms of the Burlington Holdings, Inc. 2006 Management Incentive Plan, as Amended and Restated as of May 1, 2013 (the “Plan”), which is incorporated herein by reference and of which the Employee hereby acknowledges receipt. For the purpose of this Agreement, the “Grant Date” shall mean the date of the latest signature below. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

1. Grant of Option. This certificate evidences the grant by the Company on the Grant Date to the Employee of an option to purchase (the “Option”), in whole or in part, on the terms provided herein and in the Plan, the following Units as set forth below.

(a)	Units at $50 per Unit (the “ Options”).

Each “Unit” consists of 9 shares of Class A Common Stock of the Company, par value $.001 per share, and 1 share of Class L Common Stock of the Company, par value $.001 per share, subject to adjustment as provided in the Plan. The Option evidenced by this certificate is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”).

2. Vesting and Exercisability.

(a)	Vesting of Units. Except as otherwise specifically provided herein, the Options shall vest over a five year period commencing on the date (the “Trigger Date”) which is the day after the vesting of all other options held by the Employee which were granted to Employee pursuant to the Plan prior to the date hereof and remain outstanding and unvested as of the date hereof, according to the following schedule:

(i)	20% on first anniversary of the Trigger Date;

(ii)	20% on the second anniversary of the Trigger Date;

(iii)	20% on third anniversary of the Trigger Date;

(iv)	20% on fourth anniversary of the Trigger Date; and

(v)	20% on the fifth anniversary of the Trigger Date.

The vesting of Options granted under this Agreement shall not be accelerated in the event of a Change of Control (as defined in the Stockholders Agreement), unless the Administrator shall otherwise determine. Notwithstanding the preceding, in the event that within two years after a Change in Control, the Employee’s employment is terminated without Cause (as defined below), or the Employee resigns with Good Reason (as defined below), then an incremental 20% of the Options shall be deemed vested as of the date of termination of Employee’s employment, but in no event more than the number of Options granted under section 1(a) of this Agreement.

(b)	Exercisability of Option. Subject to the terms of the Plan, Options may be exercised in whole or in part at any time following such time as such Option vests. The latest date on which an Option may be exercised (the “Final Exercise Date”) is the date which is the tenth anniversary of the Grant Date, subject to earlier termination in accordance with the terms and provisions of the Plan and this Agreement. For the avoidance of doubt the Option may only be exercised for whole Units and not any individual component shares thereof.

3. Exercise of Option. Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Employee or by his or her executor or administrator or by the person or persons to whom this Option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and made pursuant to and in accordance with the terms and conditions set forth in the Plan.

4. Cessation of Employment. Unless the Administrator determines otherwise, the following will apply if the Employee’s Employment ceases:

(a)	Subject to Section 2(a), Options that have not vested will terminate immediately.

(b)	Units that were issued upon an exercise of the Option (including Units issued upon exercise of Options contemplated by clause (c) below) will be subject to the call options described in Sections 5 of the Stockholders Agreement.

(c)	Subject to the terms of Section 6(a)(3) of the Plan, the vested Options will remain exercisable for the shorter of (i) a period of 60 days or (ii) the period ending on the Final Exercise Date, and will thereupon terminate.

5. Share Restrictions, etc. The Employee’s rights with respect to the Option and shares of Stock issued upon exercise of the Option are subject to the restrictions and other provisions contained in the Plan and the Stockholders Agreement in addition to such other restrictions, if any, as may be imposed by law. In the event of a conflict between the Plan and the Stockholders Agreement, the Stockholders Agreement shall control.

6. Legends, Retention of Shares, etc. Shares of Stock comprising Units issued upon exercise of the Option shall bear such legends as are required by the Stockholders Agreement and as may be determined by the Administrator prior to issuance. Unvested Units purchased by the Employee upon an exercise of the Option may be retained by the Company until such Units vest.

7. Transfer of Option. This Option is not transferable by the Employee other than in accordance with the Stockholders Agreement.

8. Effect on Employment. Neither the grant of this Option, nor the issuance of Units upon exercise of this Option shall give the Employee any right to be retained in the employ of the Company or its Affiliates, affect the right of the Company or its Affiliates to discharge or discipline the Employee at any time or affect any right of Employee to terminate his employment at any time.

9. Certain Important Tax Matters. The Employee expressly acknowledges that the Employee’s rights hereunder, including the right to be issued Units upon exercise of Options, are subject to the Employee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Employee also authorizes the Company or its subsidiaries to withhold such amount from any amounts otherwise owed to the Employee.

10. Provisions of the Plan. This Option is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this Option has been furnished to the Employee. By exercising all or any part of this Option, the Employee agrees to be bound by the terms of the Plan and this Option. In the event of any conflict between the terms of this Option and the Plan, the terms of this Option shall control.

11. General. For purposes of this Option and any determinations to be made by the Administrator hereunder, the determinations by the Administrator shall be binding upon the Employee and any transferee.

12. Certain Definitions. For purposes of this Option, the following terms shall have the meanings ascribed to them below.

“Cause” means Employee (i) is convicted of a felony or other crime involving dishonesty towards the Company or any of its Subsidiaries or material misuse of property of the Company or any of its Subsidiaries; (ii) engages in willful misconduct or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers or an intentional act of dishonesty or disloyalty in the course of Employee’s employment; (iii) refuses to perform Employee’s material job duties for the Company or its Subsidiaries (except in connection with a Disability) as reasonably directed by the Board, the Company’s chief executive officer or the Employee’s immediate superior, which failure is not cured within 15 days after written notice thereof to Executive; (iv) misappropriates one or more of the Company’s or any of its Subsidiaries material assets or business opportunities; or (v) breaches the provisions under any agreement between the Employee and the Company regarding confidentiality, intellectual property, non-competition and non-solicitation or under the Company’s (or any Subsidiary’s) Code of Business Conduct and Ethics which breach, if capable of being cured, is not cured within 10 days of written notice thereof has been delivered to Employee. The Company may allow Employee an extension of time to cure a breach if the Board, in its sole discretion, determines that such extension is appropriate under the circumstances.

“Disability” means Employee’s inability to perform the essential duties, responsibilities and functions of Employee’s position with the Company and its Subsidiaries for any period totaling one hundred and eighty (180) days in any consecutive twelve (12) month period as a result of any mental or physical disability or incapacity, as determined under the definition of disability in the Company’s long-term disability plan so as to qualify Employee for benefits under the terms of that plan or as determined by an independent physician to the extent no such plan is then in effect. Employee shall cooperate in all respects with the Company if a question arises as to whether Employee has become disabled (including, without limitation, submitting to an examination by a medical doctor or other health care specialists selected by the Company and authorizing such medical doctor or such other health care specialist to discuss Employee’s condition with the Company).

“Good Reason” means the occurrence of any of the following events without the written consent of Employee: (i) a material diminution of Employee’s duties or the assignment to Employee of duties that are inconsistent in any substantial respect with the position, authority or responsibilities associated with Employee’s position as an executive of the Company, other than any such authorities, duties or responsibilities assigned at any time which are by their nature, or which are identified at the time of assignment, as being temporary or short-term; (ii) the Company’s requiring Employee to be based at a location which is fifty (50) or more miles from Employee’s principal office location on the date hereof; or (iii) a material breach by the Company of its obligations pursuant to any employment agreement between the Company (or any of its Subsidiaries) and Employee (which such breach goes uncured after notice and a reasonable opportunity to cure) ; provided, however, no condition enumerated in the preceding shall be deemed to be “Good Reason” unless within thirty (30) days of the initial existence of such condition, Employee shall have given the Company written notice thereof specifically describing the condition giving rise to “Good Reason” and allowing the Company a period of at least thirty (30) days from the date of receipt of the notice to remedy such condition. Notwithstanding the foregoing, in no event will a condition give rise to “Good Reason” hereunder unless within ten (10) days after the expiration of the period provided in the Employee’s notice for the Company to remedy said condition but in no event later than one hundred and twenty (120) days initial existence of said condition, Employee shall have actually terminated Employee’s employment with the Company by giving written notice of resignation for failure of the Company to remedy such condition.

Furthermore, by acceptance of this Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a Manager (and to the extent the undersigned is not already a party thereto, the undersigned shall execute a joinder thereto in form and substance acceptable to the Company). The Option and shares of Stock comprising Units issued upon exercise of the Option will be treated as Management Shares under the Stockholders Agreement.

IN WITNESS WHEREOF, the undersigned Company and Employee each have executed this Non-Qualified Stock Option Agreement as of the date indicated below.

THE COMPANY:	BURLINGTON HOLDINGS, INC.

By:
Name:
Title:
Date:

The Employee:

Name:
Date: